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Exhibit 23.3

CONSENT OF INDEPENDENT GEOLOGIST

        As independent geologist, I hereby consent to the use of my report dated March 29, 2004, as well as all references to me as an expert in geology, included or made part to this Registration Statement.

/s/ RICHARD F. DOUGLAS, PH.D.

Lakewood, Colorado October 8, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT GEOLOGIST